Exhibit 99.1

ATIF Holdings Limited Announces Approximately $2.5 Million Registered Direct and Private Placement

LAKE FOREST, Calif., Feb. 04, 2025 (GLOBE NEWSWIRE) -- ATIF Holdings Limited (Nasdaq: ZBAI) (the “Company”), a Lake Forest-based business consulting company that specializes in providing professional IPO, M&A advisory and post-IPO compliance services to small and medium-sized companies seeking to go public on a stock exchange in the United States, today announced that it has entered into definitive agreements with an institutional investor for the purchase and sale of its ordinary shares, par value $0.001 per share (“Ordinary Shares”) and pre-funded warrants to purchase Ordinary Shares (each, a “Pre-Funded Warrant”) in a registered direct offering. In a concurrent private placement, the Company also agreed to sell to the same investor warrants to purchase Ordinary Shares (the “Warrants”). Aggregate gross proceeds to the Company from both transactions are expected to be approximately $2.5 million.

The transactions consisted of the sale of 1,580,000 Ordinary Shares (each, a “Share”) and 887,553 Pre-Funded Warrants, each of which will be sold together with one Warrant to purchase one Ordinary Share per Warrant at an exercise price of $1.20. The offering price per Share is $1.00 (or $0.99 for each Pre-Funded Warrant, which is equal to the offering price per Share minus an exercise price of $0.01 per Pre-Funded Warrant). The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full.

Aggregate gross proceeds to the Company are expected to be approximately $2.5 million. The transactions are expected to close on or about February 5, 2025, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offerings, together with its existing cash, for general corporate purposes and working capital.

R. F. Lafferty & Co., Inc. is acting as exclusive placement agent for the offerings. Hunter Taubman Fischer & Li LLC is acting as counsel to the Company. Lucosky Brookman LLP is acting as counsel to R. F. Lafferty & Co., Inc.

The registered direct offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-268927) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on March 21, 2023. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting R. F. Lafferty & Co., Inc by email at offerings@rflafferty.com or via standard mail to R. F. Lafferty & Co., Inc, 40 Wall Street, 27th Floor, New York, NY10005.

The offer and sale of the securities in the private placement are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to the securities purchase agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the Ordinary Shares issuable upon exercise of the Warrants.

Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ZBAI

ATIF Holdings Limited (NASDAQ: ZBAI) is a Lake Forest-based business consulting company that specializes in providing professional IPO, M&A advisory and post-IPO compliance services to small and medium-sized companies seeking to go public on a stock exchange in the United States. The company has a proven track record in successfully delivering comprehensive U.S. IPO consulting services to clients primarily in the United States but also internationally. The mission of ZBAI is to provide one-stop, comprehensive consulting services that guide clients through the complex and often challenging process of going public. ZBAI recognizes the complexity and challenges associated with the process of going public, and endeavors to simplify it while ensuring optimal outcomes for its clients through its comprehensive consulting services. ZBAI has been awarded the “Golden Bauhinia Award”, the highest award in the financial and securities industry in Hong Kong, for “Top 10 Best Listed Companies”.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the “safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, “estimated,” “projected,” Words such as “expect”, “anticipate”, “predict”, “plan”, “intend”, “believe”, “seek”, “may”, “will”, “should”, “future”, “propose” and variations of these words or similar expressions (or the opposite of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements do not guarantee future performance, conditions or results and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control and may cause actual results or achievements to differ materially from those discussed in the forward-looking statements. Important factors include future financial and operating results, including revenues, income, expenses, cash balances and other financial items; Ability to manage growth and expansion; Current and future economic and political conditions; The ability to compete in industries with low barriers to entry; The ability to obtain additional financing to fund capital expenditure in the future. Ability to attract new customers and further enhance brand awareness; Ability to hire and retain qualified management and key staff; Trends and competition in the financial advisory services industry; Pandemic or epidemic disease; Except as required by law, the Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, the Company cannot assure you that such expectations will turn out to be correct, and the Company cautions you that actual results may differ materially from the expected results expressed or implied by the forward-looking statements we make. You should not interpret forward-looking statements as predictions of future events. Forward-looking statements represent only the beliefs and assumptions of our management as of the date such statements are made. The above forward-looking statements are made as of the date of this press release.

Contact Information

kenny@atifchina.com